UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2022

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Agreement

On March 7, 2022, Peabody Energy Corporation (the “Company”) entered into that certain Credit Agreement, by and among the Company, as borrower, Goldman Sachs Lending Partners LLC, as administrative agent, and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for a $150 million unsecured revolving credit facility (the “Revolving Facility”), which will mature on April 1, 2025 and will accrue interest payable at a rate of 10.0% per annum on drawn amounts. Any net cash proceeds received by the Company from its issuance and sale of certain equity securities, including under its at-the-market offering program, are required to be applied to pay down outstanding borrowings under the Revolving Facility.

The Credit Agreement contains customary covenants that, among other things, limit the Company’s and its subsidiaries’ ability to incur additional indebtedness, pay dividends on or make distributions in respect of capital stock or make certain other restricted payments or investments, enter into agreements that restrict distributions from subsidiaries, sell or otherwise dispose of assets, enter into transactions with affiliates, create or incur liens, and merge, consolidate or sell all or substantially all of their assets.

Borrowings under the Revolving Facility are unconditionally guaranteed, jointly and severally, on a senior unsecured basis by substantially all of the Company’s material domestic subsidiaries (excluding any unrestricted subsidiaries).

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

At March 4, 2022, the Company held coal derivative contracts in aggregate of 2.3 million metric tons. The majority of these contracts were entered into in the first half of 2021 and relate to 1.9 million metric tons of production at the Wambo underground mine in the Company’s seaborne thermal segment, which are expected to be mined and settled at a rate of 1.2 million metric tons in 2022 and 0.7 million metric tons in 2023. These hedge contracts were put in place to support the profitability of the mine, securing anticipated average prices of $84 per metric ton through mid-2023. The remaining hedges relate to brokered coal transactions and other blending and optimization activities, which will settle throughout 2022. As market values of the derivatives used as part of the Company’s hedging program fluctuate, the Company generally posts or receives variation margin with its clearing broker.

High demand and tight supply for coal globally has resulted in a substantial rise in seaborne thermal coal prices, which has been amplified by the Russian-Ukrainian conflict resulting in unprecedented upward volatility in Newcastle coal pricing since late February. The Newcastle financial price for March closed at $419.50 per metric ton on March 4, 2022, which is 248% above the closing index price of $169.17 per metric ton on December 31, 2021. As a result, the Company has posted an additional $534 million to satisfy the margin requirements for its derivative contracts since December 31, 2021. With the exception of the 1.9 million metric tons at Wambo priced at $84 per metric ton, export sales from the Company’s seaborne thermal segment are largely unpriced and will benefit if the current pricing environment persists. In 2021, the Company’s seaborne thermal segment exported 8.7 million metric tons and generated revenue of approximately $762 million at an average realized price of $87.51 per metric ton.

The Revolving Facility, along with available cash, will support the Company’s near-term liquidity requirements in the event of additional increases in the underlying market coal price. Under the Company’s derivative contracts, cash collateral is returned to the Company upon reductions in the underlying market coal price or as the Company delivers seaborne thermal coal into the market at spot prices. Additionally, the Company anticipates it will generate significant operating cash flows from unpriced volumes based on its current operating plans, if the current market dynamics persist.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure.

In connection with entry of the Credit Agreement, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information set forth in and incorporated into this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Information.

On March 7, 2022, the Company entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Goldman Sachs & Co. LLC, as sales agent or principal (the “Agent”). Pursuant to the Sales Agreement, the Company may offer and sell over a period of time, and from time to time, shares of its common stock (the “Shares”) having an aggregate gross sales price of up of $225 million through or to the Agent. Sales of the Shares, if any, may be made by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act. The Company will pay the Agent a commission equal to 1.0% of the gross proceeds from each sale of Shares sold through the Agent under the Sales Agreement. The Company has no obligation to sell any Shares and may at any time suspend solicitation and offers under the Sales Agreement or terminate the Sales Agreement.

The Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-254765), which was declared effective by the Securities and Exchange Commission on April 23, 2021, as supplemented by the Prospectus Supplement, dated March 7, 2022, relating to the offer and sale of the Shares.

The Sales Agreement contains customary representations, warranties and covenants by the Company, indemnification obligations of the Company, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The foregoing description of the Sales Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

In connection with the public offering of the Shares, the Company is filing a legal opinion of Jones Day relating to the Shares as an exhibit to this Current Report on Form 8-K for the purpose of incorporating such opinion into the Registration Statement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that the Company expects will occur in the future are forward-looking statements. They may also include estimates of sales targets, cost savings, capital expenditures, other expense items, actions relating to strategic initiatives, demand for the company’s products, liquidity, capital structure, market share, industry volume, other financial items, descriptions of management’s plans or objectives for future operations and descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond the Company’s control, including the ongoing impact of the COVID-19 pandemic and factors that are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and other factors that the Company may describe from time to time in other filings with the SEC. You may get such filings for free at the Company’s website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	At Market Issuance Sales Agreement, dated March 7, 2022, by and between Peabody Energy Corporation and Goldman Sachs & Co. LLC.

5.1	Opinion of Jones Day.

10.1	Credit Agreement, dated March 7, 2022, by and among Peabody Energy Corporation, as borrower, Goldman Sachs Lending Partners LLC, as administrative agent, and the lenders party thereto.

23.1	Consent of Jones Day (included in Exhibit 5.1)

99.1	Press Release of Peabody Energy Corporation, dated March 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 7, 2022	PEABODY ENERGY CORPORATION

	By:	/s/ Scott T. Jarboe
Name: Scott T. Jarboe
Title: Chief Administrative Officer and Corporate Secretary

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